Exhibit 4.9

FORM OF WARRANT

NEITHER THIS WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”), HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 25, 2017, AND AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE WITH THE SECRETARY OF THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

GTX, INC.

COMMON STOCK WARRANT

Warrant No. CSW2017-[•]                                                                                                                                                                               Date of Original Issuance:  September 29, 2017

GTx, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [•], or its registered assign (the “Holder”), is entitled to purchase from the Company [•] shares (as adjusted from time to time as provided in Section 11) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), at the Exercise Price determined pursuant to Section 3 hereof, at any time and from time to time on or after the Issuance Date and through and including September 29, 2022 (the “Expiration Date”), and subject to the following terms and conditions:

1.                                      Purchase Agreement.  This Common Stock Warrant (this “Warrant”) is one of the Warrants issued by the Company in connection with that certain Securities Purchase Agreement, entered into on September 25, 2017 (as amended from time to time, the “Purchase Agreement”), by and among the Company and Holder and certain other Purchasers, and is subject to, and the Company and the Holder shall be bound by, all the applicable terms, conditions and provisions of the Purchase Agreement.

2.                                      Definitions.  In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.  As used herein, the following terms shall have the following respective meanings:

(a)                                 “Eligible Market” means any of the NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

(b)                                 “Fair Market Value” of one share of Common Stock as of the Date of Exercise means (i) the closing sales price of the Common Stock, as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”), on the

Trading Day immediately prior to the Date of Exercise, or (ii) if an Eligible Market is not then the Principal Trading Market, the average of the reported sales prices reported by Bloomberg on the Trading Market for the Common Stock on the Trading Day immediately prior to the Date of Exercise, or, if there is no sales price on such Trading Day, the last bid price reported by Bloomberg for such Trading Day, or (iii) if neither of the foregoing applies, the last sales price of the Common Stock in the over-the-counter market as reported on the OTC Pink marketplace maintained by OTC Markets Group Inc. (formerly Pink Sheets LLC) (or any similar organization or agency succeeding to its functions of reporting prices) for the Common Stock as reported by Bloomberg, or if no sales price is so reported for the Common Stock, the last bid price of such Common Stock as reported by Bloomberg or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors in the exercise of its good faith judgment.

(c)                                  “Issuance Date” means September 29, 2017, the date this Warrant was originally issued.

(d)                                 “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

(e)                                  “Shares” means the Company’s currently authorized common stock, $0.001 par value, and stock of any other class or other consideration into which such currently authorized capital stock may hereafter have been changed.

(f)                                   “Trading Day” means (a) a day on which the Common Stock is listed or quoted and traded on the Principal Trading Market (other than the OTC Bulletin Board), or (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported on the OTC Pink marketplace maintained by OTC Markets Group Inc. (formerly Pink Sheets LLC) (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean a Business Day.

(g)                                  “Trading Market” means the OTC Bulletin Board or any Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

3.                                      Exercise Price. This Warrant may be exercised for a price per Warrant Share equal to $9.02, subject to adjustment from time to time pursuant to Section 11 (the “Exercise Price”).

4.                                      Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

5.                                      Transfer of Warrant.

(a)                                 Subject to the Holder’s appropriate compliance with the restrictive legend on this Warrant and the transfer restrictions set forth herein and in the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, and the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon (i) surrender of this Warrant, with the Form of Assignment substantially in the form attached hereto as Attachment B duly completed and signed, to the Company at its address specified herein and (ii) delivery to the Company, at its address specified herein, an investment letter and accredited investor and Securities Act Rule 506(d) “bad actor” questionnaires, in form and substance reasonably satisfactory to the Company, each signed by the transferee.  Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this

Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers Form of Assignment to the Company assigning this Warrant full.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant; provided, however, the failure of the Company to deliver a New Warrant shall not preclude the transferee from exercising its rights for the purchase of Warrant shares so transferred in accordance with this Section 5.

(b)                                 Notwithstanding the foregoing, the Holder agrees not to sell, assign, transfer, pledge or otherwise transfer this Warrant, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that (i) the proposed transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and (ii) neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. The Holder will promptly notify the Company in writing if the Holder or, to the Holder’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

6.                                      Duration and Exercise of Warrant.  This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Issuance Date and through and including the Expiration Date. At 6:30 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

7.                                      Delivery of Warrant Shares; Net Exercise.

(a)                                 To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant, and unless this Warrant is surrendered upon such exercise, the execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares (if any). If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. Upon delivery of an Exercise Notice substantially in the form attached hereto as Attachment A (an “Exercise Notice”) to the Company at its address for notice determined as set forth herein, and upon payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased (which may take the form a “net exercise” pursuant to Section 7(c)), the Company shall, not later than two (2) Trading Days after the Date of Exercise (the “Share Delivery Date”), issue and deliver, or cause its transfer agent to issue and deliver, the Warrant Shares issuable upon such exercise to the Holder (i) by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if both (A) the Company is then a participant in such system and (B) such Warrant Shares are required to be issued free of all restrictive legends in accordance with the terms of the Purchase Agreement, or otherwise (ii) by either (A) physical delivery of a certificate for such Warrant Shares registered in the name of the Holder or its designee or (B) electronically in the name of the Holder or its designee through the Direct Registration System, which such instrument, to the extent provided for in the Purchase Agreement, shall be free of restrictive legends and trading restrictions. No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice form be required.  A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (1) an Exercise Notice, appropriately completed and duly signed, and (2) unless the exercise of this Warrant is being effected as a “net exercise” pursuant to Section 7(c), payment of the Exercise Price (by certified or official bank check, intra-bank account transfer or wire transfer) for the number of Warrant Shares so indicated by the Holder to be purchased.  Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares.

(b)                                 In connection with any exercise of this Warrant (other than an Expiring Exercise (as defined below)), if the Company shall fail for any reason to deliver the Warrant Shares by the Share Delivery Date, and if on or after the Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of any portion of such Warrant Shares that the Holder anticipated receiving by the Share Delivery Date (a “Buy-In”), then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s discretion, either: (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased by the Holder (the “Buy-In Price”), at which point the Company’s obligation to deliver such Warrant Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Holder such Warrant Shares as provided above and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares, times (B) the Fair Market Value of one share of Common Stock as of the Date of Exercise. Alternatively, if the Company fails to cause the transfer agent to transmit to the Holder the Warrant Shares pursuant to Section 7(a) by the Share Delivery Date, then the Holder may, within (2) Trading Days following the Share Delivery Date, rescind such exercise, in which case, if so rescinded, the Company shall be under no obligation to make any cash payments to the Holder pursuant to this Section 7(b) relating to or arising from such rescinded exercise.  In connection with the foregoing, the Holder agrees to use its reasonable efforts to notify the Company in advance of any pending exercise of this Warrant in order to enable to the Company to deliver the Warrant Shares by the Share Delivery Date.

(c)                                  In lieu of exercising this Warrant by payment of cash, the Holder may, at its election, at any time on or prior to the Expiration Date, effect a “net exercise” of this Warrant as indicated in the Holder’s Exercise Notice, in which event, if so effected, the Holder shall be entitled to receive Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company, if applicable, together with the appropriately completed and duly signed Exercise Notice, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

Where:

X =                             the number of Warrant Shares to be issued to the Holder

Y =                             the number of Warrant Shares with respect to which this Warrant is being exercised

A =                             the Fair Market Value of one share of Common Stock (as of the Date of Exercise)

B =                             Exercise Price (as of the Date of Exercise)

For the avoidance of doubt, if the foregoing calculation results in zero or a negative number, then no Warrant Shares shall be issued upon exercise pursuant to this Section 7(c).

Notwithstanding anything contained herein to the contrary, if an exemption from registration under the Securities Act is not available to the Company for an exercise of this Warrant for cash at the time the Holder elects to exercise this Warrant, then the exercise of this Warrant may only be effected as a “net exercise” pursuant to this Section 7(c).

In addition, notwithstanding anything herein to the contrary, on the Expiration Date, any unexercised portion of this this Warrant shall be automatically exercised via “net exercise” pursuant to this Section

7(c) (an “Expiring Exercise”), and any Warrant Shares issued upon such exercise shall be delivered in certificated form to the Holder at its address then appearing on the Warrant Register.

(d)                                 The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof; provided, however, that under no circumstances shall the Company be required to settle any exercises of this Warrant by cash payment or to otherwise “net cash settle” this Warrant.

8.                                      Charges, Taxes and Expenses. Issuance and delivery of certificated or uncertificated shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee, or other incidental tax or expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

9.                                      Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a new warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a new warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver this mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the new warrant.

10.                               Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from liens, encumbrances or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 11). The Company covenants and warrants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.

11.                               Certain Adjustments. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant is subject to adjustment from time to time as set forth in this Section 11.

(a)                                 Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company; then in each such case (A) the Exercise Price will be adjusted by multiplying the Exercise Price then in effect by a fraction, the numerator of which equals the number of shares of Common Stock outstanding immediately prior to such event (excluding treasury shares, if any), and the denominator of which equals the number of shares of Common Stock outstanding immediately after such event (excluding treasury shares, if any), and (B) the number of Warrant Shares issuable hereunder shall be concurrently adjusted by multiplying such number by the reciprocal of such fraction. Such adjustments will take effect (i) if a record date shall have been fixed for determining the stockholders or security holders, as applicable, of the Company entitled to receive such dividend, distribution or issuance by reclassification, as the case may be, immediately after such record date, (ii) otherwise, immediately after the effective date of such dividend, distribution, subdivision, combination, or issuance by reclassification, as the case may be.

(b)                                 Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or a series of related transactions, (A) effects any merger, consolidation or reorganization or other similar transaction or a series of related transactions which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of or economic interests in the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization, (B) effects any sale, lease, license, assignment, transfer, conveyance, distribution or other disposition of all or substantially all of its assets, (C) effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (except for the events contemplated by Section 11(a)), or (D) consummates a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) whereby such other Person or “group” acquires more than 50% of the voting power of or economic interests in the then outstanding shares of capital stock of the Company (after giving effect to such transaction); or (ii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person or group of Persons) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property (each transaction or series of transactions referred to in clause (i) or (ii) above, a “Fundamental Transaction”); then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 12 on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 12 on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 11(b) prior to such Fundamental Transaction and shall, at the option of the Holder and to the extent applicable in light of the structure of the Fundamental Transaction, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) (only the extent such capital stock is the form of consideration paid in the Fundamental Transaction) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations in Section 12 on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction

Documents with the same effect as if such Successor Entity had been named as the Company herein. The provisions of this Section 11(b) shall similarly apply to successive Fundamental Transactions.

(c)                                  Adjustment Rules.

(i)                                     Any adjustments pursuant to this Section 11 shall be made successively whenever any event referred to herein shall occur, except that, notwithstanding any other provision of this Section 11, no adjustment shall be made to the number of Warrant Shares to be delivered to the Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.

(ii)                                  No adjustments shall be made pursuant to this Section 11 in respect of the issuance of Warrant Shares upon exercise of the Warrant.

(iii)                               If the Company shall take a record of the holders of its shares for any purpose referred to in this Section 11, then (x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 11 in respect of such action.

(iv)                              In computing adjustments under this Section 11, (A) fractional interests in Warrant Shares shall be taken into account to the nearest one-thousandth of a Warrant Share, and (B) calculations of the Exercise Price shall be carried to the nearest one-thousandth of one cent.

(d)                                 Proceedings Prior to Any Action Requiring Adjustment.  Subject to the below proviso, as a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 11, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and non-assessable all Warrant Shares which the Holder is entitled to receive upon exercise of the Warrant.

(e)                                  Notice of Adjustment. Not less than 20 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 11, the Company shall give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof; provided, however, that such notice will not include (nor be required to include) any information that constitutes, or that the Company reasonably believes constitutes, material non-public information, unless prior thereto the Holder shall have consented to the receipt of such material non-public information and agreed with the Company to keep such material non-public information confidential. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Holder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable. In connection with any such adjustment or readjustment, the Company shall prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the number of Shares outstanding or deemed to be outstanding, and (ii) the Exercise Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by this Section 11) on account thereof. The Company will forthwith mail a copy of each such report to the Holder and will, upon the written request at any time of the Holder, furnish to such holder a like report setting forth the Exercise Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office and will cause the same to be available for inspection at such office during normal business hours by the Holder.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(f)                                   Disputes. Any dispute which arises between the Holder and the Company with respect to the calculation of the adjusted Exercise Price or Warrant Shares issuable upon exercise shall be determined by the independent auditors of the Company in accordance with the terms of this Warrant, and such determination shall be binding upon the Company and the holders of the Warrants and the Warrant Shares if made in good faith and without manifest error.

12.                               [Intentionally Omitted][Limitation on Exercise]. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and any other Persons whose beneficial ownership of shares of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed [•] of the total number of then issued and outstanding shares of Common Stock (including for such purpose the Warrant Shares issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 12 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 12, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three Business Days confirm orally and in writing to such Holder the number of outstanding shares of Common Stock. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated in Section 11 of this Warrant. By written notice to the Company, which will not be effective until the 61st day after such notice is delivered to the Company, the Holder may waive or amend the provisions of this Section 12 to change the beneficial ownership limitation to any other number[, provided such number does not exceed [•] of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant], and the provisions of this Section 12 and Section 13 shall continue to apply.]

13.                               Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, for a number of Warrant Shares in excess of that number of Warrant Shares that, upon giving effect to such exercise, would cause (a) the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act to exceed [•] of the total number of shares of the Common Stock outstanding following such exercise, or (b) the combined voting power of the securities of the Company beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act to exceed [•] of the combined voting power of all of the securities of the Company outstanding following such exercise. For purposes of the foregoing sentence, the number of shares of Common Stock or voting securities beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude shares of Common Stock or other voting securities which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder or any of its Affiliates and other

Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 13. Except as set forth in the preceding sentence, for purposes of this Section 13, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The provisions of this Section 13 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

14.                               No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay the Holder an amount of cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Common Stock as of the Date of Exercise.

15.                               No Impairment. The Company shall not by any action including, without limitation, amending its Certificate of Incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action, as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant at the then Exercise Price therefor.

16.                               No Rights as a Stockholder; Notice to Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

17.                               Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

18.                               Miscellaneous.

(a)                                 Notices. Any and all notices or other communications or deliveries hereunder (including any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number pursuant to this Section 18(a) prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified pursuant to this Section 18(a) on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by nationally recognized overnight courier service to the street address specified pursuant to this Section 18(a), or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be as follows:

(i) if to the Company, to:

GTx, Inc.

175 Toyota Plaza

7th Floor

Memphis, Tennessee 38103

Attn: Principal Financial Officer or Chief Legal Officer

Facsimile: (901) 844-8075

with a copy to (which shall not constitute notice to the Company):

Cooley LLP

101 California Street, 5th Floor

San Francisco, California  94111-5800

Attn: Chadwick L. Mills

Facsimile: (415) 693-2222

(ii) if to the Holder, to the address, facsimile number or street address appearing on the Warrant Register (which shall initially be the facsimile number and street address set forth for the initial Holder in the Purchase Agreement);

or to such other address, facsimile number or email address as the Company or the Holder may provide to the other in accordance with this Section 18(a).

(b)                                 Assignment. Subject to the restrictions on transfer described herein and in the Purchase Agreement, the rights and obligations of the Company and the Holder shall be binding upon, and inure to the benefit of, the successors, assigns, heirs, administrators and transferees of the parties. Without the prior written consent of the Holder, which may be withheld in the Holder’s sole discretion, this Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction.

(c)                                  No Third Party Beneficiaries. Nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(d)                                 Amendments; Waiver.  Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder.  No waiver of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(e)                                  Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

(f)                                   Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law in any respect, such provision shall be excluded from this Warrant and the balance of this Warrant shall be construed and interpreted as if such provision were so excluded and shall be enforceable in accordance with its remaining terms.

(g)                                  Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.  Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)                                 Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

GTx, INC.

By:
Name:	Marc S. Hanover
Title:	Chief Executive Officer

[Signature Page — Warrant]

ATTACHMENT A

EXERCISE NOTICE

To GTx, Inc.:

The undersigned hereby irrevocably elects to purchase shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of GTx, Inc., a Delaware corporation, pursuant to Warrant No. CSW2017-[•], originally issued on September 29, 2017 (the “Warrant”). The undersigned elects to utilize the following manner of exercise:

Shares:

☐ Full Exercise of Warrant
☐ Partial Exercise of Warrant (in the amount of Shares)

Exercise Price: $

The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ “Net Exercise” under Section 7(c) of the Warrant
☐ Certified or Official Bank Check
☐ Intra-Bank Account Transfer
☐ Wire Transfer

[Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the [undersigned]/[the undersigned’s nominee as is specified below].]

Date:
Full Name of Holder†:
Signature of Holder or Authorized Representative:
Name and Title of Authorized Representative††:
Additional Signature of Holder (if jointly held):
Social Security or Tax Identification Number:
Address of Holder:

Full Name of Nominee of Holder††:
Address of Nominee of Holder††:

If the shares are to be delivered via DTC DWAC as permitted by the Warrant, please complete the DTC DWAC information below:

Name of DTC Participant (broker-dealer at which the account to be credited with the Warrant Shares is maintained):
DTC Participant Number:
Name of Account at DTC Participant being credited with the Warrant Shares:

Account Number at DTC Participant being credited with the Warrant Shares:
Person to contact to initiate DWAC:	Name:
Tel:
Email:

†   Must conform in all respects to name of holder as specified on the face of the Warrant.

†† If applicable.

ATTACHMENT B

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                 the right represented by the attached Common Stock Warrant to purchase                       shares of Common Stock of GTx, Inc., a Delaware corporation (the “Company”), to which the Warrant relates and appoints                     as attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Date:
Full Name of Holder*:
Signature of Holder or Authorized Representative:
Name and Title of Authorized Representative†:
Additional Signature of Holder (if jointly held):
Address of Holder:

Full Name of Transferee:
Address of Transferee:

In the presence of:

*  Must conform in all respects to name of holder as specified on the face of the Warrant.

†  If applicable.